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                                                                  Exhibit (e)(8)

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                                                                                                                CHANGE OF OWNERSHIP
AMERICAN GENERAL
Life companies

AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL)

  [ ] Fixed Life Service Center . P.O. Box 4373, Houston, TX 77210-4373 . Fax: 713-831-3028
  [ ] Variable Life Service Center . P.O. Box 4880, Houston, TX 77210-4880 . Fax: 713-620-6653
____________________________________________________________________________________________________________________________________
On the form, the "Company" refers to the insurance company whose name is shown above.

SECTION A - CONTRACT INFORMATION

Please fill out all applicable information below.

Policy Number(s): __________________________________________________________  Insured Name(s):______________________________________
                                   *REQUIRED

Owner Name(s):    __________________________________________________________  SSN/TIN or EIN: ______________________________________
                                   *REQUIRED                                                                 *REQUIRED

                  __________________________________________________________  SSN/TIN or EIN: ______________________________________
                                   *REQUIRED                                                                 *REQUIRED

Address: ___________________________________________________________________  Home Phone: __________________________________________

____________________________________________________________________________  Office Phone: ________________________________________

[ ] Check Here if New Address                                                 Cell Phone: __________________________________________

Email Address: _____________________________________________________________

SECTION B - NEW OWNER(S)-PRIMARY

NEW OWNER'S NAME: __________________________________________________________  SSN/TIN OR EIN: ______________________________________
                                                                                                            *REQUIRED

Address: ___________________________________________________________________  Home Phone: __________________________________________

         ___________________________________________________________________  Cell Phone: __________________________________________

                                                                              Office Phone: ________________________________________

Email Address: _____________________________________________________________  DOB: _________________________________________________

NEW OWNER(S)-CONTINGENT

NEW OWNER'S NAME: __________________________________________________________  SSN/TIN OR EIN: ______________________________________
                                                                                                           *REQUIRED

Address: ___________________________________________________________________  Home Phone: __________________________________________

         ___________________________________________________________________  Cell Phone: __________________________________________

                                                                              Office Phone: ________________________________________

Email Address: _____________________________________________________________  DOB: _________________________________________________

SECTION C - BILLING

Method:   [ ] Use existing bank draft (EFT) information
          [ ] Use new bank draft information (Note that a new EFT authorization form will need to be completed.)
          [ ] Direct paper bill

Frequency:  [ ] Annual    [ ] Semi-Annual    [ ] Quarterly    [ ] Monthly (available only for bank draft)

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NOTE: IF THIS SECTION IS NOT COMPLETED, BILLING WILL REMAIN ON CURRENT METHOD AND FREQUENCY.
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                                                          Page 1 of 3                                               AGLC0013 Rev0113

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SECTION D - SIGNATURE AND DATE

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the
Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a
U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

The Policy Owner(s) warrants that the above-referenced change of ownership is not subject to any prior agreements, contractual obligations, legal proceedings or court/administrative orders, including but not limited to divorce or bankruptcy proceedings
("Obligations"), which restrict, limit or otherwise prohibit such change of ownership as contemplated. The Policy Owner(s)
acknowledges and agrees that in the event any obligations become known subsequent to the above-referenced change of ownership being made, which if then-known to United States Life Insurance Company, would have caused United States Life
Insurance Company not to process the change of ownership on the policy (or not to change ownership without the consent of a party other than the Policy Owner(s)), the change of ownership will become immediately void and the Policy Owner(s) shall indemnify and hold United States Life Insurance Company harmless from any and all losses associated with the withdrawal or loan, including costs of recovery and reasonable attorney fees.

  Individual/Joint Owner(s):

  Individual Owner's signature: ______________________________________________________________  Date: ______________________________
                                                         *REQUIRED

  Joint Owner's signature: ___________________________________________________________________  Date: ______________________________

  New Owner's signature: _____________________________________________________________________  Date: ______________________________
                                                         *REQUIRED

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PAGE 3 IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT NEED TO BE RETURNED WITH THE FORM.
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SECTION E - COLLATERAL ASSIGNEE

(ASSIGNED POLICIES NEED BOTH THE OWNER(S) AND ASSIGNEE'S SIGNATURE.)

  Print full name of Collateral Assignee:___________________________________________________________________________________________

  Print full name and title of authorized signer (IF APPLICABLE): __________________________________________________________________

  Signature: _________________________________________________________________________________  Date: ______________________________
                                            *REQUIRED

SECTION F - TRUST AFFIDAVIT

(This Section Must be Completed by the current Trustee(s) for Trust Owned Policies.)

PLEASE PRINT NAME OF TRUSTEE(S), TRUST AND TRUST DATE.

The undersigned, of lawful age, being first duly sworn, on oath, deposes and says: That our names are:

Please print name(s) of Trustee(s): ________________________________________________________________________________________________

That I/we are the duly designated Trustee(s) of the ________________________________________________________________________________
                                                                                      (NAME OF TRUST)
Trust, as evidenced by a written Trust Agreement dated ____________. Trust is in full force and effect and has not been revoked or terminated. That in our capacity as Trustee(s), we are making this written request to exercise a right or receive a benefit accorded to us by the Life/Annuity contract issued by AGL. That in our capacity as Trustee(s), we are authorized to exercise the right or receive the benefit aforesaid and AGL, upon acting in conformance with my request, shall have satisfied and be fully discharged of its obligation to the Trust. That the representations and undertakings herein set forth by us are intended to be relied upon by AGL and to induce it to act on my request. In consideration of these premises, I hereby agree to indemnify and save AGL harmless from any and all liability, loss, damage, expense, causes of action, suits, claims, judgements, including attorney fees, resulting from or based upon actions taken by AGL at my request.

Trustee(s) Signature(s) ____________________________________________________________________________________________________________
                                                 EACH TRUSTEE LISTED UNDER THE TRUST AGREEMENT MUST SIGN.

                                                             Page 2 of 3                                         AGLC0013 Rev0113

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                                                     INSTRUCTIONS AND CONDITIONS

SECTION A - CONTRACT INFORMATION

Complete all contract information in this section. You may use this form for multiple contracts that have the same contract owner and require the same signatures.

SECTION B - NEW OWNER(S)

This Request is made subject to the terms and conditions of the Contract, and shall not result in a change in any provision of the
Contract, except as expressly provided in this Request.

The Owner may transfer the ownership and control of the Contract to a new owner, but such change shall not be effective until approved by the Service Center. If the Owner predeceases the Insured/Annuitant, then the rights of such deceased Owner shall pass to the contingent owner if one is named. If a contingent owner is not named, the rights will pass to the Administrator/Executor of such deceased Owner.

This Request for Change of Ownership does not change the beneficiary as a death claim under the Contract. Any payment which becomes due under the Contract during the lifetime of the Insured/Annuitant shall be made to the Owner with the exception that any provision which now expressly provides for payment to the Insured/Annuitant as a life income or annuity shall not be available to the Owner, unless the Owner is the Insured/Annuitant.

This Request is subject to any existing assignment of record with the company which issued the contract ("the Company").

TRUSTEE OWNER
If a trustee is designated as a new owner, the date and legal title of the trust must be stated and all trustee signatures are required in Section D as instructed by the trust agreement.

CONTINGENT OWNER
A contingent owner may be designated, and will be effective only if the new owner is a natural person (not a corporation, partnership or a trust), and the owner, or all designated owners (if more than one), predecease the Insured. A contingent owner may not be designated on an annuity contract.

SECTION C - BILLING

If this section is not completed, billing will remain on current method and frequency.

SECTION D - SIGNATURE AND DATE
Please elect ownership type and fill out all applicable information. All required signatures must be written in ink, using full legal names. The request must be signed by: the person or persons who have the rights of ownership under the terms of the contract, by an assignee, or by any other party who may have an interest in the contract by legal proceedings or statutes.

SECTION E - COLLATERAL ASSIGNEE

Complete this section if the policy is collaterally assigned. All assignees must sign.

SECTION F - TRUST AFFIDAVIT

Current Trustee(s) must complete this section if the policy is trust owned. Each trustee listed under the trust agreement must sign.

ADDITIONAL REQUIREMENTS NEEDED IN ADDITION TO THE CHANGE OF OWNERSHIP FORM

LLC AND CORPORATE OWNED POLICIES -Change of Ownership form must be accompanied by corporate letterhead or corporate resolution with the corporate seal signed, with title, by an officer of the company authorizing said officer to act on behalf of the company.
PARTNERSHIP -If there is a "Partnership Agreement", then the partner(s) authorized in the agreement must sign the request. The full name of the partnership with the signatures of all partners is required. If there is no "Partnership Agreement", a copy of the
DBA (doing business as) or assumed name certificate is required.

LIMITED PARTNERSHIP (LP) -Signature and title of General partner is required. If there is a "Partnership Agreement" or a "Limited
Partnership Certificate", a copy is needed. If there is no agreement, then all partners need to sign.

LIMITED LIABILITY PARTNERSHIP (LLP) -Signature and title of General partner is required. We will request a copy of the "Partnership
Agreement" or the "Limited Partnership Certificate" which identifies the name of the general partner.

SOLE PROPRIETORSHIP -The request must be signed by the sole proprietor, who owns the company. We need a letter stating the individual is the sole proprietor and he/she has authority to make all decisions for the company. A copy of the DBA (doing business
as) or Assumed Name Certificate is needed. If the company includes the words incorporated or the acronym INC, then the company must be incorporated and must follow procedures as outlined under Corporate Owned Policies.

GUARDIANSHIP/CONSERVATORSHIP -Signature of the current guardian is required along with the current Guardianship Papers or Letter of
Conservatorship. The signature must be dated within 2 years of the request.

POWER OF ATTORNEY -Request must be signed by the attorney-in-fact. A copy of the Power of Attorney Agreement is needed. A complete, signed, dated, and notarized Power of Attorney and Indemnity Agreement is required.


                                                           Page 3 of 3                                             AGLC0013 Rev0113

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